Exhibit 23
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-201737) of Medtronic plc of our report dated October 27, 2015 relating to the financial statements and supplemental schedule of The Medtronic Puerto Rico Employees' Savings and Investment Plan, which appears in this Form 11-K of The Medtronic Puerto Rico Employees' Savings and Investment Plan for the year ended April 30, 2015.

/s/ RSM US LLP
Minneapolis, Minnesota October 27, 2015